UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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On August 10, 2010, John McGlade, Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., gave a presentation at the Jefferies 6th Annual Global Industrial and A&D Conference relating to various matters.  The following slides were included in the slide presentation given at the meeting:

John Mc Glade Chairman, CEO and President Jefferies 6thAnnual Global Industrial and A&D Conference August 10, 2010 AIR PRODUCTS

air products Jefferies 6th Annual Global Industrial and A&D Conference Forward Looking Statement This presentation contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including earnings guidance and comments regarding the Company’s proposed acquisition of Airgas, Inc. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this presentation is made regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, stalling of the global economic recovery; renewed deterioration in economic and business conditions; poor demand for the Company’s products; future financial and operating performance of major customers and industries served by the Company; inability to collect receivables from or recovery of payments made by customers in bankruptcy proceedings; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific product or customer events; unexpected costs associated with the Company’s cash tender offer for Airgas, Inc.; costs of future restructuring actions which are not currently planned or anticipated; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; charges related to current portfolio management and cost reduction actions; the success of implementing cost reduction programs; failure to consummate the tender offer for Airgas, Inc., including inability to obtain final regulatory approval; failure to achieve anticipated acquisition synergies; unanticipated acquisition integration costs; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the Company’s foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting guidance; the timing and rate at which tax credits can be utilized and other risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2009. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

air products Jefferies 6th Annual Global Industrial and A&D Conference ADDITIONAL INFORMATION On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the”Offer to Purchase”). The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase. This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010.INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SECat http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885. Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. The definitive proxy statement has been mailed toshareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885. CERTAIN INFORMATION REGARDING PARTICIPANTS Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Reporton Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase. Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included inthe definitive proxy statement filed by Air Products with the SEC.

air
Offer to Acquire Airgas AIR PRODUCTS

air products Jefferies 6th Annual Global Industrial and A&D Conference Airgas transaction highlights Consideration All-cash offer for all Airgas shares at $63.50 per share Premium Premium of 46% to ARG unaffected price on 2/04/10 of $43.53 Accretion Expected to be substantially accretive to Air Products cash EPS in year one Synergies Substantial cost synergies yielding $250 million run-rate by the end of year two Financing APD has secured committed financing, is committed to remaining investment grade and to returning to A rating after the transaction Transaction costs expected to be approximately $200MM, expensed as incurred Regulatory Approval Air Products has thoroughly considered potential regulatory issues and is prepared to make divestitures expected to be required Productive discussions with FTC continue, negotiating consent decree air products Jefferies 6th Annual Global Industrial and A&D Conference Compelling strategic and industrial logic Creates one of the world’s leading integrated industrial gas companies Largest industrial gas company in North America Diversified across geographies and distribution channels with competitive positions in all three supply modes: Packaged Gases, Liquid Bulk, Tonnage Combination of highly complementary skills and strengths enables us to better serve the needs of customers Air Products’ leadership in tonnage, strong European and joint venture packaged gas positions Airgas’ leadership in U.S. packaged gases Air Products’ Engineering and Technology Skills Mutually beneficial strategic transaction Provides Air Products a highly efficient re-entry into U.S. packaged gas market APD global infrastructure enables more rapid Airgas international expansion Significant synergies available Substantial cost savings Growth opportunities as economy recovers Leverages Air Products’ supply chain and SAP capabilities air products Jefferies 6th Annual Global Industrial and A&D Conference Air Products’ proposals 1. Election of three independent director nominees 2. Amend by-laws to implement director eligibility requirements Would make any Airgas board members (except CEO) not elected at annual meeting ineligible to serve on Airgas Board for three years If not elected but re-appointed, CEO could not serve as Chairman 3. Amend by-laws to require Airgas to hold future annual meetings in January 2011 annual meeting to be held on January 18 Provides early opportunity for shareholders to replace majority of Airgas Board 4. Repeal all by-law amendments after April 7, 2010 air products Jefferies 6th Annual Global Industrial and A&D Conference Path forward Tender offer Revised offer effective July 8th Offer scheduled to expire on Friday, August 13th Financing fully committed Shareholder meeting Scheduled on September 15th 3 independent BOD nominees Proposed by-law changes Regulatory process Negotiating consent decree Litigation proceeding Trial date set for October 6th Air Products committed to completing transaction air products Jefferies 6th Annual Global Industrial and A&D Conference The Air Products opportunity STABILITY Long term contracts, consistent and predictable cash flow Diversified across geographies and distribution channels Airgas opportunity creates competitive positions in all three supply modes, maintains strong balance sheet GROWTH Solid backlog and strong growth opportunities across all geographies New growth opportunities in energy, environment and emerging markets Airgas provides highly efficient re-entry into U.S. packaged gas market, broadening our growth opportunities RESULTS Double-digit EPS growth ROCE 3-5% above cost of capital Continued margin and return improvement Airgas transaction yields substantial growth, cost savings, cash generation and EPS accretion Well positioned for long-term value creation